Exhibit 99.1

Walgreens and Alliance Boots Complete Step 2 of Merger

to Form First Global Pharmacy-Led, Health and Wellbeing Enterprise

DEERFIELD, Ill., Dec. 31, 2014 – Walgreen Co. and Alliance Boots GmbH today completed Step 2 of their strategic partnership to form Walgreens Boots Alliance, Inc. (Nasdaq: WBA), finalizing the two-step merger launched in 2012 to create the world’s first global pharmacy-led, health and wellbeing enterprise.

Under a reorganization merger agreement approved earlier this week by Walgreens shareholders, Walgreens is now a wholly owned subsidiary of Walgreens Boots Alliance, Inc. Existing shares of Walgreens common stock were converted automatically into shares of Walgreens Boots Alliance common stock on a one-for-one basis. Walgreens Boots Alliance common stock will trade on the Nasdaq stock exchange under the symbol WBA.

The new global enterprise combines Walgreens, the largest drugstore chain in the USA; Boots, the market leader in European retail pharmacy; and Alliance Healthcare, the leading international wholesaler and distributor. Together, Walgreens Boots Alliance spans more than 25* countries, with over 12,800* stores, over 370,000* employees and more than 340* pharmaceutical distribution centers serving more than 180,000† pharmacies and other points of care. The merger also brings together a unique brand portfolio of outstanding retail, wholesale, service and product brands, alongside the world’s largest pharmaceutical wholesale and distribution network. Walgreens Boots Alliance will be domiciled in the United States and headquartered in Deerfield, Ill.

“The creation of Walgreens Boots Alliance is a crucial milestone for both Walgreens and Alliance Boots, combining iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, each dating back more than 100 years,” said Greg Wasson, who is retiring as Walgreens president and CEO after completion of the merger. “The combination instantly establishes a groundbreaking and game-changing new company that will help people across the world lead healthier and happier lives as we advance our industry and the delivery of retail health, wellbeing and beauty products and services worldwide.”

Stefano Pessina, who will become acting CEO of Walgreens Boots Alliance after Wasson’s retirement, said, “The combined strength, scale and expertise of Walgreens Boots Alliance creates a unique and unparalleled global leader. We have forged a worldwide healthcare champion, which will provide innovative ways to address global health and wellbeing challenges by helping to shape retail pharmacy, health care and pharmaceutical wholesale markets around the world. Becoming global gives us the ability to generate significant and sustainable benefits for local markets and all stakeholders, from consumers and patients, to pharmacists, suppliers, business partners and, of course, our employees.”

Walgreens Boots Alliance Chairman Jim Skinner said, “On behalf of the board, I would like to express our gratitude to Greg for his outstanding vision, work and commitment towards creating this new company. I am looking forward to working closely with Stefano and the senior management team of Walgreens Boots Alliance as we start this exciting mission of bringing better health and wellbeing to the world.”

Overseen by an international management team, Walgreens Boots Alliance comprises three Divisions: Retail Pharmacy USA, Retail Pharmacy International and Pharmaceutical Wholesale. In addition, the company operates a number of global cross divisional functions, including Global Brands and a Global Pharmacy Market Access group.

Walgreens and Alliance Boots announced their two-step strategic transaction in June 2012. They completed Step 1 in August 2012, when Walgreens invested approximately $4.0 billion in cash and 83.4 million shares of its common stock in exchange for a 45 percent equity ownership stake in Alliance Boots. With today’s announcement of the completion of Step 2, Walgreens has acquired the remaining 55 percent of Alliance Boots in exchange for approximately $5.3 billion in cash and 144.3 million shares of stock.

Since the strategic partnership began in 2012, Walgreens and Alliance Boots have achieved several significant goals while preparing for the merger. These include senior leadership exchanges, successful synergy generation, a joint own-brand sourcing program in Asia and the sharing of best practices and innovative technologies. In addition, the companies launched No7 and other Boots product brands in Walgreens stores across the United States.

The completion of this strategic transaction marks a historic milestone for both companies with roots going back more than a century. Walgreens has grown from a single corner in Chicago in 1901, to the best corners in America. Alliance Boots has grown from two European businesses: Boots the Chemist, established as a community pharmacy in Nottingham, UK in 1849 and now an international leader in health and beauty retailing; and Alliance Healthcare, which developed from its distribution roots in European countries in the 19th century to become an international leader in pharmaceutical wholesaling. In addition, more than 6,000 independent pharmacists across eight European countries are benefitting as members of its Alphega Pharmacy network.

Today, Walgreens Boots Alliance (with its equity method investments) has a retail pharmacy network spanning the United States and Europe as well as key markets in Latin America and Asia, with growth opportunities in many developing and underserved markets across the world.

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is the first global pharmacy-led, health and wellbeing enterprise in the world.

The company was created through the combination of Walgreens and Alliance Boots in December 2014, bringing together two leading companies with iconic brands, complementary geographic footprints, shared values and a heritage of trusted health care services through pharmaceutical wholesaling and community pharmacy care, dating back more than 100 years.

The company employs over 370,000 people and has a presence in more than 25* countries; it is the largest retail pharmacy, health and daily living destination in the USA and Europe. Including its equity method investments, Walgreens Boots Alliance is the global leader in pharmacy-led, health and wellbeing retail with over 12,800* stores in 11* countries. The company includes the largest global pharmaceutical wholesale and distribution network with over 340* distribution centers delivering to more than 180,000† pharmacies, doctors, health centers and hospitals each year in 19* countries. In addition, Walgreens Boots Alliance is the world’s largest purchaser of prescription drugs and many other health and wellbeing products.

Its portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7 and Botanics. More company information is available at www.walgreensbootsalliance.com.

*	As at 30 November 2014 including equity method investments on a pro-forma basis excluding Alliance Healthcare Italia which ceased to be an equity method investment of Alliance Boots in December 2014
†	For year ended 30 November 2014 including equity method investments on a pro-forma basis excluding Alliance Healthcare Italia which ceased to be an equity method investment of Alliance Boots in December 2014

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Contacts:

Media contacts

USA

Michael Polzin, +1 847 315 2935

International

Laura Vergani, +44 (0)207 980 8585

James Murgatroyd / Claire Scicluna, Finsbury, +44 (0)207 251 3801

Investor Relations contacts

Ashish Kohli, +1 847 315 3810

Gerald Gradwell, +44 (0)207 980 8527

Cautionary Note Regarding Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements for purposes of applicable securities laws. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “headwind,” “tailwind,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that could cause actual results to vary materially from those indicated, including, but not limited to: those relating to the Purchase and Option Agreement, dated June 18, 2012, as amended on August 5, 2014, by and among Walgreens, Alliance Boots GmbH and AB Acquisitions Holdings Limited, and other agreements relating to the strategic partnership between Alliance Boots GmbH and Walgreens, the arrangements and transactions contemplated thereby and their possible effects, and the holding company reorganization; the risk of a material adverse change that the Company may suffer as a result of disruption or uncertainty relating to the transactions; risks associated with changes in economic and business conditions generally or in the markets in which we participate; risks associated with new business areas and activities; risks associated with acquisitions, joint ventures, strategic investments and divestitures, including those associated with cross-border transactions; risks associated with governance and control matters; risks relating to the Company’s ability to successfully integrate operations, systems and employees, realize anticipated synergies and achieve anticipated financial results, tax and operating results in the amounts and at the times anticipated; the potential impact of announcement of the transactions or consummation of the transactions on relationships and terms, including with employees, vendors, payers, customers and competitors; the amounts and timing of costs and charges associated with our optimization initiatives; our ability to realize expected savings and benefits in the amounts and at the times anticipated; changes in management’s assumptions; our commercial agreement with AmerisourceBergen, the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects; risks associated with equity investments in AmerisourceBergen including market fluctuations and whether the warrants to invest in AmerisourceBergen will be exercised and the ramifications thereof; the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents; the risks associated with transitions in supply arrangements; risks that legal proceedings may be initiated related to the transactions; the amount of costs, fees, expenses and charges incurred related to the transactions; the ability to retain key personnel; changes in financial markets, interest rates and foreign currency exchange rates; the risks associated with international business operations; the risk of unexpected costs, liabilities or delays; changes in network participation and reimbursement and other terms; risks of inflation in the costs of goods, including generic drugs; risks associated with the operation and growth of our customer loyalty program; risks associated with outcomes of legal and regulatory matters, and changes in legislation, regulations or interpretations thereof; and other factors described in Item 1A (Risk Factors) of our most recent Form 10-K, as amended, which is incorporated herein by reference, and in other documents that we file or furnish with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, the Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.